UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

Case No. 02-14838 (REG)
Chapter 11

CENTURY-ML CABLE VENTURE
(Name of Debtor)

Monthly Operating Report for
the period ended March 31, 2003 *

Debtor’s Address:
Urb. Industrial Tres Monjitas
1 Calle Manuel Camunas
San Juan, PR 00918-1485

Daniel J. Aaron, P.C.

(Debtor Attorney)

Monthly Operating Profit: $206
($ in thousands)

Report Preparer:

The undersigned, having reviewed the attached report and being familiar with the Debtor’s financial affairs, verifies under the penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.*

Date: April 25, 2003
/s/ Vanessa A. Wittman
Vanessa A. Wittman
Chief Financial Officer
Century Communications Corp. (Managing Partner)

Indicate if this is an amended statement by checking here

AMENDED STATEMENT_____

*All amounts herein are preliminary and subject to revision. The debtor reserves all rights to revise this report.

CENTURY-ML CABLE VENTURE
(DEBTOR-IN-POSSESSION)
UNAUDITED BALANCE SHEET
(Dollars in thousands)

ASSETS:	March 31, 2003

Cash and cash equivalents	$11,246
Subscriber receivables - net	475
Prepaid expenses and other assets - net	104,415
Related party receivables	231
Property, plant and equipment - net	6,120
Intangible assets - net	1,528

Total assets	$124,015

LIABILITIES AND STOCKHOLDERS' EQUITY:
Accounts payable	$1
Subscriber advance payments and deposits	334
Accrued expenses and other liabilities	412
Intercompany payables	1,777
Deferred income taxes	45

2,569

Liabilities subject to compromise:
Accounts payable	20
Accrued expenses and other liabilities	1,071
Intercompany payables	10,924

Total liabilities subject to compromise	12,015

Total liabilities	14,584

Contingencies (Note 9)
Partners' equity:
Partners' contributions	56,800
Partners' retained earnings	52,631

Total partners' equity	109,431

Total liabilities and partners' equity	$124,015

        The accompanying notes are an integral part of these unaudited financial statements.

CENTURY-ML CABLE VENTURE
(DEBTOR-IN-POSSESSION)
UNAUDITED STATEMENTS OF OPERATIONS
(Dollars in thousands)

	For the Month Ended March 31, 2003	For the Six Months Ended March 31, 2003
Revenue	$922	$5,282

Cost and expenses:
Direct operating and programming	403	2,060
Selling, general and administrative	100	642
Non-recurring professional fees	34	171
Depreciation	81	491
Management fees	73	389

Operating income before reorganization expenses due to bankruptcy	231	1,529

Reorganization expenses due to bankruptcy	25	100

Operating income	206	1,429

Interest income	7	61
Equity in net income of Century-ML Cable Corporation	863	7,408

Income before income taxes	1,076	8,898
Income tax expense	(90)	(416)

Net income	$986	$8,482

        The accompanying notes are an integral part of these unaudited financial statements.

CENTURY-ML CABLE VENTURE
(DEBTOR-IN-POSSESSION)
UNAUDITED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	For the Month Ended March 31, 2003	For the Six Months Ended March 31, 2003
Cash flows from operating activities:
Net income	$986	$8,482
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation	81	491
Reorganization expenses due to bankruptcy	25	100
Non-recurring professional fees	34	171
Equity in net income of Century-ML Cable Corporation	(863)	(7,408)
Change in assets and liabilities:
Subscriber receivables - net	(37)	55
Prepaid expenses and other assets - net	1	(4)
Accounts payable	(78)	(1,885)
Subscriber advance payments and deposits	73	33
Accrued interest and other liabilities	120	85

Net cash provided by operating activities	342	120

Cash flows from investing activities:
Expenditures for property, plant and equipment	(13)	(475)
Intercompany receivables and payables - net	37	3,213

Net cash provided by investing activities	24	2,738

Increase in cash and cash equivalents	366	2,858
Cash and cash equivalents, beginning of period	10,880	8,388

Cash and cash equivalents, end of period	$11,246	$11,246

        The accompanying notes are in integral part of these unaudited financial statements.

CENTURY-ML CABLE VENTURE
(DEBTOR-IN-POSSESSION)
NOTES TO UNAUDITEDFINANCIAL STATEMENTS
(Dollars in thousands)

1. Organization, Business and Proceedings under Chapter 11

        Century-ML Cable Venture (“CMLCV” or the “Venture”) owns, operates and manages cable television systems and other related telecommunications businesses located in Puerto Rico. CMLCV’s operations consist primarily of selling video programming, which is distributed to subscribers for a monthly fee through a network of fiber optic and coaxial cables.

Bankruptcy Proceedings

        On September 30, 2002, CMLCV filed a voluntary petition to reorganize under Chapter 11 (“Chapter 11”) in the U.S. Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). CMLCV is operating its business as a debtor-in-possession.

        CMLCV is a Joint Venture between ML Media Partners, L.P. (“ML Media”) and Century Communications Corporation (“Century”), a wholly owned subsidiary of Adelphia Communications Corporation. Century-ML Cable Corporation, a wholly-owned subsidiary of CMLCV, has not filed a bankruptcy petition and has not been consolidated with the Venture in these unaudited financial statements. Century-ML Cable Corporation is presented as an equity investment in the balance sheet under prepaid expenses and other assets – net, as described in Note 8 below.

        Adelphia, certain of its majority-owned subsidiaries and subsidiaries that are 50% owned and controlled by Adelphia filed voluntary petitions to reorganize under Chapter 11 with the Bankruptcy Court on June 25, 2002, which are adminsitered in a joint proceeding (including Century, which filed on June 10, 2002). CMLCV is subject to a separate bankruptcy proceeding and is not part of the jointly administered Adelphia cases.

        Additionally, the unaudited financial statements do not include any entities owned and/or controlled by the John J. Rigas family (the “Rigas family”).

Basis of Presentation

        Until a plan of reorganization is confirmed by the Bankruptcy Court, the unaudited financial statements of the Venture have been prepared using guidance prescribed by the American Institute of Certified Public Accountants’ (“AICPA”) Statement of Position 90-7 “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code” (“SOP 90-7”) and generally accepted accounting principles in the United States of America (“GAAP”). These unaudited consolidated financial statements are not intended to present fairly the financial position of the Venture as of March 31, 2003, or the results of its operations or its cash flows for the one and six month periods ended March 31, 2003 in conformity with GAAP because the unaudited consolidated financial statements exclude the financial position and results of operations of the Century-ML Cable Corporation.  Furthermore, the unaudited consolidated financial statements do not include all of the information and footnote disclosures required by GAAP for complete financial statements.

        The accompanying unaudited financial statements of the Venture have been prepared on a going concern basis, which assumes the realization of assets and the payment of liabilities in the ordinary course of business, and do not reflect any adjustments that might result if the Venture is unable to continue as a going concern. As a result of the reorganization proceedings under Chapter 11, the Venture may take, or may be required to take, actions which may cause assets to be realized, or liabilities to be liquidated, for amounts other than those reflected in the unaudited consolidated financial statements.

        SOP 90-7 requires (i) that pre-petition liabilities that are subject to compromise be segregated in the Venture’s balance sheet as liabilities subject to compromise and (ii) that revenue, expenses, realized gains and losses, and provisions for losses resulting directly from the reorganization and restructuring of the Venture be reported separately as reorganization expenses in the statement of operations. The Venture believes that cash flows from operations should allow the Venture to continue as a going concern. However, there can be no assurance of this. The Venture’s ability to continue as a going concern is also dependent upon its ability to generate sufficient cash flow from operations to meet its obligations as they become due. In the event a Chapter 11 plan of reorganization is confirmed by the Bankruptcy Court and becomes effective, continuation of the Venture’s business thereafter will be dependent on the Venture’s ability to achieve positive operating results and maintain satisfactory capital and liquidity. Until a plan of reorganization is confirmed by the Bankruptcy Court and becomes effective, there can be no assurance that the Venture will emerge from these bankruptcy proceedings. Furthermore, the effect on the Venture’s business from the terms and conditions of such a plan of reorganization cannot be determined at this time and, therefore, also raises substantial doubt regarding the Venture’s ability to continue as a going concern.

        The accompanying unaudited financial statements have been derived from the books and records of the Venture and Adelphia. However, certain financial information, derived from the Venture and/or Adelphia, has not been subject to procedures that would typically be applied to financial information presented in accordance with GAAP, and upon the application of such procedures (i.e., tests for asset impairment), the Venture believes that the financial information will be subject to changes, and these changes could be material. The Venture’s intangible assets are comprised primarily of purchased franchises that resulted from the allocation of the purchase price of previously acquired cable systems. In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets”, the Venture has discontinued amortizing its purchased franchise intangibles as of January 1, 2002. SFAS No. 142 requires testing of impairment annually for goodwill and indefinite-lived intangible assets (i.e., purchased franchise intangibles), or more frequently as warranted by events or changes in circumstances. At this time, the Venture has not completed its impairment test of purchased franchise intangibles. Any adjustment, as a result of an analysis performed in accordance with SFAS No. 142, may have a material impact on the Venture’s financial statements. Additionally, the Venture has not completed its adoption of SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, which addresses the financial accounting and reporting for the impairment of long-lived assets and long-lived assets to be disposed of. Once the Venture has completed its adoption of SFAS No. 144, an adjustment to the financial statements may be required and this adjustment may be material to the financial statements.

        The Venture is reviewing its books and records and other information on an on-going basis to determine whether the accompanying unaudited financial statements should be supplemented or otherwise amended. The Venture reserves the right to file, at any time, such supplements or amendments to these accompanying unaudited financial statements. These accompanying unaudited financial statements should not be considered an admission of the Venture’s income, expenditures or general financial condition, but rather, a current compilation of the Venture’s books and records. The Venture does not make, and/or specifically disclaims any representation or warranty as to the completeness or accuracy of the information set forth herein.

        The operating results for the period presented herein may not be indicative of the operating results for the full year or any future interim period.

        All significant intercompany accounts have been presented gross for purposes of these unaudited financial statements and accordingly, have not been eliminated in consolidation. GAAP would require that these intercompany balances be eliminated in consolidation. See Note 5 to these unaudited financial statements for further discussion.

        As previously stated, certain footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted. In the opinion of the Venture’s management, all disclosures considered necessary for an informative presentation have been included herein. As further discussed in Dismissal of Former Independent Public Accountants below, PricewaterhouseCoopers, LLP

(“PwC”), Adelphia’s independent accountants and subject to final approval the Venture’s independent accountants, have not completed their audit of the Venture or Adelphia as of and for the years ended December 31, 2002 and 2001 or its re-audits as of and for the years ended December 31, 2000 and 1999.

Dismissal of Former Independent Public Accountants

        As disclosed in Adelphia’s Current Report on Form 8-K filed on June 14, 2002, as amended, on June 9, 2002, Adelphia dismissed Deloitte & Touche LLP (“Deloitte”), the Venture’s and Adelphia’s former independent public accountants.

        As a result of actions taken by the former management of Adelphia, the Venture has not yet completed its financial statements as of and for the years ended December 31, 2002 and 2001 or received its independent auditor’s report thereon. As of the date Deloitte was dismissed as the Venture’s and Adelphia’s independent public accountants, Deloitte completed its audit and issued its independent auditors’ report with respect to the Venture’s financial statements as of and for the year ended December 31, 2001. As disclosed in a press release attached to its Current Report on Form 8-K filed on June 21, 2002, Adelphia announced that it had been advised by Deloitte, that based on management’s decision to restate Adelphia’s financial statements, Deloitte has withdrawn certifications of financial statements of the Venture and Adelphia that Deloitte had issued since March 2001. On June 13, 2002, Adelphia’s Board of Directors retained PwC as independent accountants. Effective March 18, 2003, Adelphia appointed William Schleyer to serve as its new Chief Executive Officer and Ronald Cooper to serve as its new President and Chief Operating Officer. The new Chief Executive Officer replaced the Interim Chief Executive Officer who, along with other members of the current management team, took control of Adelphia and the Venture in May 2002. Adelphia’s employment of William Schleyer and Ronald Cooper was approved by the Bankruptcy Court by orders dated March 4, 2003 and March 7, 2003. It is expected that Adelphia may also restate its financial statements for years ended December 31, 2000 and 1999 and possibly other periods. At this time, management has not completed its review of Adelphia’s and/or the Venture’s books and records and PwC has not completed the audits of Adelphia and/or the Venture and, therefore, it is not known whether the completion of Adelphia’s and/or the Venture’s audit or subsequent quarterly reviews by PwC will result in adjustments that may have a material impact on the Venture’s financial statements and related information as presented herein.

        On November 6, 2002, Adelphia filed a lawsuit against Deloitte charging them with, among other charges, professional negligence, breach of contract, fraud and wrongful conduct. The Venture and Adelphia are seeking compensation for all injury from Deloitte’s conduct, as well as punitive damages. Deloitte has filed preliminary objections to the complaint. Adelphia responded to such preliminary objections on April 1, 2003.

2. Liabilities Subject to Compromise

        As discussed in Note 1 to the accompanying unaudited financial statements, the Venture has been operating as a debtor-in-possession under Chapter 11 since September 30, 2002. The Venture has been authorized by the U.S. Bankruptcy Court overseeing the proceeding to operate its business in the ordinary course.

        As a result of the Chapter 11 filing, all actions to collect the payment of pre-petition indebtedness are subject to compromise or other treatment under a plan of reorganization. Generally, actions to enforce or otherwise effect payment of pre-Chapter 11 liabilities are stayed. Although pre-petition claims are generally stayed, as part of the first day orders and subsequent motions granted by the Bankruptcy Court, the Bankruptcy Court approved the Venture’s motions to pay certain pre-petition obligations including, but not limited to employee wages and other related benefits. The Venture has been paying and intends to continue to pay undisputed post-petition claims in the ordinary course of business. In addition, the Venture may reject pre-petition executory contracts and unexpired leases with respect to the Venture’s operations, with the approval of the Bankruptcy Court. Any damages resulting from rejection of executory contracts and unexpired leases are treated as general unsecured claims and will be classified as liabilities subject to compromise. The Venture will notify all known claimants subject to the bar date of their need to file a proof of claim with the Bankruptcy Court. A bar date is the date by which claims against the Venture must be filed if a claimant disagrees with how such claimant’s claim appears on the Debtor’s Schedules. No bar date has yet been set by the Bankruptcy Court. Differences between liability amounts estimated by the Venture and claims filed by creditors will be investigated and the Bankruptcy Court will make a final determination of the allowable claim. Accordingly, the ultimate amount of the Venture’s total liabilities is presently not determinable. The determination of how such liabilities will ultimately be settled and treated cannot be made until the Bankruptcy Court approves a Chapter 11 plan of reorganization as discussed in Note 1. Accordingly, the ultimate amount of such liabilities is presently not determinable. On February 21, 2003, the Venture filed its Statement of Financial Affairs and Schedules (“SOFA”), summarizing the Venture’s current expectations as to the aggregate assets and liabilities of the Venture on a detailed basis.

        As of March 31, 2003, the Venture estimates that it has liabilities subject to compromise of $12,015. Liabilities subject to compromise has been reported in accordance with SOP 90-7 and GAAP, such amounts may be subject to future adjustments depending on Bankruptcy Court actions, further developments with respect to disputed claims, determinations of the secured status of certain other claims, the values of any collateral securing such claims, and/or other events. Such adjustments may be material to the amounts reported as liabilities subject to compromise.

        Valuation methods used in Chapter 11 reorganization cases vary depending on the purpose for which they are prepared and used and are rarely based on GAAP, the basis of which the accompanying financial statements are prepared. Accordingly, the values set forth in the accompanying unaudited financial statements are not likely to be indicative of the values presented to or used by the Bankruptcy Court. This amount does not include certain contingencies subject to pending litigation described in Note 9 below.

3. Non-Recurring Professional Fees and Reorganization Expenses

        The Venture is also incurring certain non-recurring professional fees that, although not directly related to the Chapter 11 filing, relate to Adelphia’s and the Venture’s reorganization. These expenses have been provisionally allocated to the Venture and include various accounting and other professional fees and consist of legal, special investigation, forensic and re-audit fees. The provisional allocation was consistently applied to all Adelphia entities, including joint ventures, and was prorated based on each entity’s revenue. The management of Adelphia and its legal counsel are currently confirming the treatment of this allocation.

        Based on current management’s interpretation of SOP 90-7, only those fees directly related to the Chapter 11 filing should be expensed and included in reorganization expenses due to bankruptcy in the unaudited statements of operations. These expenses include legal, restructuring and financial consultants and fees for the Venture.

4. Accounts Payable and Accrued Expenses

        To the best of the Venture’s knowledge, all undisputed post-petition trade payables are current and all premiums for insurance policies, including all workers’ compensation and disability insurance policies, required to be paid were fully paid as of March 31, 2003.

5. Intercompany and Related Party Receivables and Payables

        The accompanying unaudited financial statements include intercompany receivables and payables related to all of the Venture’s and Adelphia’s subsidiaries. The intercompany receivables and payables are presented at the gross amount with the total receivables balance included in assets and the total intercompany payables included in the liabilities in the unaudited balance sheet. The intercompany payables have been segregated between pre and post bankruptcy petition and none of the intercompany balances have been collateralized.

        Related party receivables represent advances to certain related parties, including entities owned and/or controlled by the Rigas family. No related party balances have been collateralized.

6. Cash and Cash Equivalents

        The Venture considers all highly liquid investments with a maturity date of three months or less to be cash equivalents.

7. Subscriber Receivables

        Subscriber receivables are comprised of monthly amounts due from the Venture’s subscribers and are reported net of allowance for doubtful accounts of $69.

8. Prepaid Expenses and Other Assets — Net

        Included in prepaid expenses and other assets — net is the Venture’s investment in its wholly-owned subsidiary, Century-ML Cable Corporation (see Note 1).

        As part of the Venture’s ongoing review of its historical books and records and other information, an adjustment was recorded in January 2003 to increase the Venture’s investment in Century-ML Cable Corporation with a related increase to retained earnings of $42,000. Furthermore, in January 2003, the Venture recorded equity in income for Century-ML Cable Corporation for the Venture’s 100% share of such wholly-owned subsidiary’s net income. On a monthly basis, the Venture records its 100% share of equity in income for Century-ML Cable Corporation.

9. Contingencies

        On or about March 24, 2000, ML Media commenced an action by filing a Verified Complaint (the “Complaint”) in the Supreme Court of the State of New York, New York County, against Arahova Communications, Inc., Century and Adelphia. In the nine count Complaint, ML Media alleged that it entered into a joint venture agreement (the “Agreement”) with Century which, as subsequently modified, governed the ownership, operation and disposition of the Venture. The Complaint alleged that Adelphia and its affiliates took over Century’s interest in the Venture on or about October 1, 1999, and, according to the Complaint, breached their fiduciary obligations to the Venture and violated certain provisions of the Agreement. The Complaint further alleged that ML Media gave Century notice that ML Media was exercising its rights under the Agreement to require that Century elect to (a) purchase ML Media’s interest in the Venture at an appraised fair value, or (b) seek to sell the cable systems to one or more third parties. Century, according to the Complaint, elected to pursue the sale of the cable systems and indicated that it was evaluating whether Century or an affiliate thereof would make an offer for the cable systems. The Complaint alleged that Century or its affiliates’ potential participation in the sale process was improper. The Complaint asked for, among other things, the dissolution of the Venture and the appointment of a receiver to effect a prompt sale of the Venture. On or about April 24, 2000, the defendants denied the material allegations of the Complaint and Century asserted three counterclaims against ML Media by reason of ML Media’s alleged failure to cooperate in Century’s efforts to sell the cable systems. On or about May 15, 2000, ML Media denied the material allegations of Century’s counterclaims.

        On December 13, 2001, the parties reached a settlement. In connection with the settlement,

Adelphia, Century, the Venture, ML Media and Highland Holdings, L.P. (“Highland”), a general partnership owned and controlled by members of the Rigas family, entered into an agreement (the “Recap Agreement”) pursuant to which the Venture agreed to redeem ML Media’s 50% interest in the Venture (the “Redemption”) on or before September 30, 2002 for a purchase price of $275,000, or subject to certain events, to $279,800. Among other things, the Recap Agreement provided that Highland would arrange debt financing for the Redemption, guarantee debt service on and after the closing, and acquire a 60% ownership interest in the recapitalized Company. If the Redemption did not occur, Adelphia agreed to purchase ML Media’s 50% interest in the Venture under similar terms. Century’s 50% interest in the Venture has purportedly been pledged to ML Media as collateral for Adelphia’s obligations under the Recap Agreement. On or about December 18, 2001, $10,000 was placed on deposit as earnest funds for the transaction (the “Deposit”). Simultaneously with the execution of the settlement agreement, ML Media, Adelphia and certain of its subsidiaries entered into a Stipulation of Settlement, pursuant to which the litigation between them was stayed pending the Redemption.

        On or about May 28, 2002, ML Media notified the Venture, Adelphia, Century and Highland that, by virtue of a change in the control of Adelphia, the Redemption’s closing date under the Recap Agreement had been accelerated from September 30, 2002, to June 7, 2002 in the case of the Venture and June 10, 2002, in the case of Adelphia. Adelphia notified ML Media that no change of control transaction as contemplated by the Recap Agreement had occurred. On June 10, 2002, Adelphia and Century sought a temporary restraining order and preliminary injunction prohibiting ML Media from exercising its purported rights or remedies under the Recap Agreement. The court denied issuance of a temporary restraining order and set June 13, 2002 as the date for oral argument. Century filed a voluntary chapter 11 bankruptcy petition on June 10, 2002. On June 12, 2002, ML Media sought a temporary restraining order and preliminary injunction enjoining Adelphia from preventing ML Media’s assumption of management of the Venture. The court denied issuance of a temporary restraining order and set June 13, 2002 as the date for oral argument. On June 13, 2002, Century removed the action to the United States Bankruptcy Court for the Southern District of New York.

        On June 17, 2002, Century and Adelphia sought a temporary restraining order and preliminary injunction prohibiting ML Media from taking possession of the Deposit. The court denied Century and Adelphia’s application and on or about June 21, 2002, ML Media took possession of the deposit.

        On or about July 3, 2002, ML Media filed and served a First Amended Complaint against Adelphia, Century, the Venture and Highland. The complaint alleged that the closing date under the Recap Agreement was accelerated to either June 7, 2002, by reason of a change of control of Adelphia, or July 1, 2002 by reason of Adelphia’s defaults under certain of Adelphia’s indebtedness and that the defendants had failed to effect the Redemption. The complaint further alleged that Century had diverted from the Venture at least $3,500 in excessive management fees. The complaint set forth seven purported causes of action, alleging, inter alia, that: (i) the Venture breached the Recap Agreement by reason of its failure to perform the Redemption; (ii) Adelphia breached the Recap Agreement by reason of its failure to perform the Redemption, its failure to turn over management of the Venture to ML Media, and its failure to indemnify ML Media; (iii) Century breached the Recap Agreement by reason of its failure to turn over management of the Venture to ML Media, and its failure to indemnify ML Media; (iv) Highland breached the Recap Agreement by reason of its failure to indemnify ML Media, its failure to obtain financing for the Redemption, and its failure to reimburse ML Media for certain fees; (v) Adelphia and Century breached their fiduciary duty to ML Media; (vi) ML Media is entitled to specific performance of the Recap Agreement such that it may manage the Venture; and (vii) ML Media is entitled to an injunction prohibiting Adelphia and Century from failing to turn over management of the Venture to ML Media.

        On July 3, 2002, ML Media moved to sever its claims against the Venture and Highland and remand them to state court. All of the defendants opposed the motion. A hearing was held on or about August 9, 2002 and in an opinion dated November 8, 2002, the court denied the motion.

        On July 30, 2002, Highland moved to dismiss the complaint on the grounds that it constituted an attempt to enforce an executory contract against two debtors, Adelphia and Century, as well as an attempt to exercise control over estate property. On August 7, 2002, Adelphia and Century moved to dismiss the complaint by reason of its failure to allege the closing of a change of control transaction or, in the alternative, they sought summary judgment with respect to such claimed acceleration. On August 8, 2002, the Venture joined in Adelphia and Century’s motion. ML Media opposed the motions. On August 8, 2002, ML Media moved for summary judgment on its claims against the Venture and Highland. The defendants opposed the motion, inter alia, asserting that acceleration had not occurred and that the Recap Agreement constituted a fraudulent conveyance, citing, inter alia, the conflicts of interest held by those executing the agreement, the absence of value received by the Venture in exchange for its obligation to pay ML Media $275,000, and the transfer to Highland of a 60% interest in the Venture. A hearing was held on September 24, 2002, and a decision was rendered on January 17, 2003, wherein the Court: (i) denied all of the parties’ motions for summary judgment, except that the Court (ii) found “as a matter of law, that, assuming that the Recap Agreement is enforceable, payment by the Venture was due on September 30, 2002 and payment by Adelphia, Century and Highland was due on October 1, 2002, one day later, and that, having failed to make payment, each of Adelphia, Century and Highland is now in default.” The Court granted summary judgment only to such extent.

        On September 30, 2002, Century filed the voluntary chapter 11 bankruptcy petition for the Venture. On or about October 11, 2002, ML Media moved to dismiss the petition, inter alia, on the grounds that: (i) under applicable law and the Joint Venture Agreement, Century lacked the authority to file the petition without the consent of ML Media; and (ii) the court could not treat the petition as involuntarily filed because the Venture was paying its debts as they came due and the $279,800 sought by ML Media from the Venture was the subject of a bona fide dispute. Century and the Venture opposed the motion. A hearing was held on November 15, 2002, and no decision has been rendered.

        On January 27, 2003, the Venture served and filed an Answer to the Complaint denying the substantive allegations therein and asserting a defense of fraudulent conveyance. On that same date, Adelphia and Century also answered the Complaint denying the substantive allegations therein and asserted counterclaims against ML Media based upon various theories including fraudulent conveyance. On March 28, 2003, Highland served and filed an answer to the Complaint denying the substantive allegations therein and asserted counterclaims against ML Media for breach of contract and unjust enrichment, based upon ML Media’s withdrawal of the escrow funds, and for recission of the Recap Agreement, based upon Highland’s inability to receive a 60% interest in the Venture. On or about April 18, 2003, ML Media filed an answer to Highland’s couterclaims denying the substantive allegations.

        In a decision and order dated March 31, 2003, and upon the motion of ML Media in the Adelphia and Century bankruptcy proceedings, the Court ruled that Adelphia and Century shall have 90 days from March 31, 2003 to assume or reject the Recap Agreement and denied ML Media’s request to become manager of the Venture’s cable systems.

        In a decision and order dated April 21, 2003, the Court denied ML Media’s motion to dismiss the CMLCV bankruptcy petition rejecting ML Media’s claim that Century improperly filed the petition without ML Media’s consent.

        Subject to the outcome of the litigation noted above, the Venture and/or Adelphia may be required to pay $279,800 to ML Media for their 50% ownership in the joint venture and other amounts that may result from the outcome of this litigation. No accrual for the outcome of the litigation has been recorded in the accompanying unaudited financial statements.

10. Bankruptcy Court Reporting Schedules

        The Bankruptcy Court reporting schedules included in this report on pages 13 through 18 are for the period from March 1, 2003 through March 31, 2003 and have been prepared for the purpose of filing with the Bankruptcy Court and are not required by GAAP. The following schedules for sales and other taxes due and gross taxable sales are not applicable since the province of Puerto Rico does not have these types of taxes. The accompanying Bankruptcy Court reporting schedules have been obtained from the books and records of the Venture and Adelphia, as applicable, and are unaudited.

CENTURY-ML CABLE VENTURE
(DEBTOR-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES
Summary

	For the Month Ended March 31, 2003	Reference
Gross wages paid	$39,532.54	Schedule I
Employee payroll taxes withheld	6,540.53	Schedule I
Employer payroll taxes due	4,181.11	Schedule I
Payroll taxes paid*	8,757.51	Schedule II*
Sales and other taxes due**	N/A	Schedule III
Gross taxable sales**	N/A	Schedule III
Real estate and personal property taxes paid***	N/A	Schedule IV
Other taxes paid	82,593.85	Schedule V
Cash disbursements	455,765.03	Schedule VI
Insurance coverage	N/A	Schedule VII

*   The amount reported above for payroll taxes paid is based upon the date paid and not due.

**  See Note 10 in the accompanying notes to unaudited financial statements for disclosure regarding these schedules.

*** Real estate and personal property taxes are paid periodically throughout the year, Schedule IV will only be included when payments are made.

CENTURY-ML CABLE VENTURE
(DEBTOR-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

	Schedule I Court Reporting schedules for Payroll and Payroll Taxes for the Month Ended March 31, 2003

	Gross	Employee Payroll	Employer Payroll
Week Ending Date	Wages Paid	Taxes Withheld	Taxes Due

March 2, 2003	$8,120.43	$1,358.51	$893.49
March 9, 2003	7,494.91	1,217.58	824.68
March 16, 2003	218.00	27.58	23.66
March 16, 2003	8,037.62	1,380.82	859.96
March 23, 2003	7,814.68	1,301.47	796.50
March 30, 2003	7,846.90	1,254.57	782.82

Total	$39,532.54	$6,540.53	$4,181.11

CENTURY-ML CABLE VENTURE
(DEBTOR-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

	Schedule II	Page 1 of 1

	Court Reporting schedules for Payroll Taxes Paid for the Month Ended March 31, 2003

Payee	Payroll Taxes Paid*	Payment Date

Internal Revenue Service	$1,157.04	March 4, 2003
Internal Revenue Service	1,242.44	March 10, 2003
Internal Revenue Service	1,259.54	March 17, 2003
Internal Revenue Service	1,229.78	March 24, 2003
Internal Revenue Service	1,195.66	March 31, 2003
Department of Treasury	2,673.05	March 12, 2003

Total	$8,757.51

*The amount reported above for payroll taxes paid is based upon the date paid and not due.

CENTURY-ML CABLE VENTURE
(DEBTOR-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

	Schedule V		Page 1 of 1

	Court Reporting schedules for Sales and Other Taxes Paid for the Month Ended March 31, 2003
Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid

Department of Treasury	Individual Corp W/H	$453.92	March 10, 2003
Department of Treasury	Excise Tax	178.20	March 10, 2003
Department of Treasury	Non-resident 29% tax W/H	59,320.88	March 13, 2003
Department of Treasury	Non-resident 29% tax W/H	22,640.85	March 26, 2003

Total		$82,593.85

CENTURY-ML CABLE VENTURE
(DEBTOR-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

	Schedule VI	Page 1 of 1

	Court Reporting schedules for Cash Disbursements for the Month Ended March 31, 2003

LEGAL ENTITY	Case Number	Disbursemen	ts

Century-ML Cable Venture	02-14838 (REG)	$455,765.03

CENTURY-ML CABLE VENTURE
(DEBTOR-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VII		Page 1 of 1

Court Reporting schedules for Insurance Coverage

Coverage	Company	Policy No.	Term

Property & Inland Marine: All Risk	Royal Indemnity Company	RHD315165	05/16/00 - 05/16/03
Property Including Antennas,
Microwave Dishes, Earth Stations, and
Receiving Dishes

Difference in Conditions	Essex Insurance Company	MSP6409	05/16/02 - 05/16/03
	Underwriter @ Lloyds	LLX40289	05/16/02 - 05/16/03
Thru Western Re/Managers

Transmission Lines/Business	United Assurance Co	TD051600	05/16/00 - 05/16/03
Interruption

Commercial General Liability	Royal & Sun Alliance	CLP20126044	05/16/02 - 07/24/03
Insurance (PR), Inc.

Commercial Automobile	Universal Insurance Company	09-CAP518-0135378	07/24/02 - 07/24/03

Worker's Compensation	Corporacion del Fondo de	8316000571	07/01/02 - 06/30/03
Seguro del Estado

Fiduciary Dishonesty	American International	163-00685	01/26/03 - 01/26/04
Bond	Insurance Company

Umbrella Excess Liability	Liberty Mutual	TH1641004429-012	05/16/02 - 05/16/03
Excess Liability	Federal Insurance Co	79808108	05/16/02 - 05/16/03

International Package	Great Northern Insurance Co.	73223119	05/16/02 - 05/16/03

Pollution Liability	Federal Insurance	37251845	01/01/03 - 01/01/04
		37251846	01/01/03 - 01/01/04

Chauffer's Insurance	Dept. del Trabajo y Recursos	0160020530	01/01/03 - 03/31/03
Humanos-Negociado de
Beneficios a Choferes

Life Insurance	Seguros de Vida Triple S	GLIF 10050852	03/01/03 - 03/31/03

Disability Insurance	National Life Insurance Co.	GR-139-7709	01/01/03 - 03/31/03

Long Term Disability Insurance	Hartford Life Insurance	GLT-043576	03/01/03 - 03/31/03

Health Insurance	Triple S	Group 05085-002	03/01/03 - 03/31/03

Unemployment Insurance	Dept. del Trabajo y Recursos	2582960007	01/01/03 - 03/31/03
Humanos-Negociado de
Seguridad de Empleo